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                                                                    EXHIBIT 32.1

                                  CERTIFICATION

      Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. Section 1350, as adopted), Emile Loria, M.D., the Chief Executive Officer of Epimmune Inc. (the "Company"), and Robert De Vaere, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1. The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004, to which this Certification is attached as Exhibit 32.1 (the "Annual Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Annual Report and results of operations of the Company for the period covered by the Annual Report.

Dated: June 22, 2005

 /s/ EMILE LORIA                       /s/ ROBERT DE VAERE
-----------------------------         ------------------------------------------
Emile Loria, M.D.                     Robert De Vaere
President and Chief Executive         Vice President, Finance and Administration
Officer                               and Chief Financial Officer

This certification accompanies the Form 10-K/A to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Epimmune Inc. under the Securities Act of 1933,as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K/A), irrespective of any general incorporation language contained in such filing.